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                                                                    Exhibit 10.5

RECORDING REQUESTED BY,                        )
WHEN RECORDED MAIL TO:                         )
Behringer Harvard Colorado Building H, LLC     )
1323 North Stemmons Freeway, Suite 224         )
Dallas, Texas 75207                            )
                                               )
                                               )
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                                               Above Space for Recorder's Use

THE POWER OF ATTORNEY CONTAINED IN SECTION 12 AUTHORIZES THE PERSON NAMED BELOW AS MY ATTORNEY-IN-FACT IN CERTAIN CIRCUMSTANCES TO DO ONE OR MORE OF THE
FOLLOWING: TO SELL, LEASE, GRANT, ENCUMBER, RELEASE, OR OTHERWISE CONVEY ANY INTEREST IN MY REAL PROPERTY AND TO EXECUTE DEEDS AND ALL OTHER INSTRUMENTS ON MY BEHALF, UNLESS THIS POWER OF ATTORNEY IS OTHERWISE LIMITED HEREIN TO SPECIFIC REAL PROPERTY.

                           TENANTS IN COMMON AGREEMENT

        This TENANTS IN COMMON AGREEMENT ("Agreement") is made and effective as of the date of recordation hereof (the "Effective Date"), by and among Behringer Harvard Colorado Building H, LLC, a Delaware limited liability company (the "Company"), and the other Tenants in Common set forth on Schedule A attached hereto (each of Behringer, the Company and the other Tenants in Common shall sometimes individually be referred to as "Tenant in Common" and collectively, as "Tenants in Common"), with reference to the facts set forth below.

                                    RECITALS

        A. The Tenants in Common will acquire the percentage undivided interests set forth on Exhibit "A" in certain real property and improvements, as more particularly described in Exhibit "B" attached hereto and incorporated herein (the "Project").

        B. The Tenants in Common desire to enter into this Agreement to provide for the orderly administration of their rights and responsibilities as to each other and as to others and to delegate authority and responsibility for the intended further operation and management of the Project.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

        1. NATURE OF RELATIONSHIP BETWEEN CO-TENANTS. The Tenants in Common shall each hold their respective interests in the Project as tenants-in-common. The Tenants in Common do not intend by this Agreement to create a partnership or a joint venture, but merely to set forth the terms and conditions upon which each of them shall hold their respective interests in the Project. Neither do the Tenants in Common wish to create a partnership or joint venture with the Property Manager (as defined below). Each Tenant in Common hereby elects to be excluded from the provisions of Subchapter K of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the joint ownership of the Project. The exclusion elected by the Tenants in Common hereunder shall commence with the execution of this Agreement and shall be equally applicable to all assignees of a Tenant in Common upon

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such assignment. Each Tenant in Common hereby covenants and agrees that each
Tenant in Common shall report on such Tenant in Common's respective federal and state income tax returns such Tenant in Common's respective share of items of income, gain/loss, deduction and credits that result from holding the Project in a manner consistent with (i) the treatment of the co-tenancy as a co-ownership of real property (and not a partnership) for Federal and state income tax purposes and (ii) the exclusion of the Tenants in Common from Subchapter K of Chapter 1 of the Code, commencing with the first taxable year of such Tenant in Common that includes the Effective Date or, for assignees of a Tenant in Common, the date of such assignment. No Tenant in Common shall notify the Commissioner of Internal Revenue that such Tenant in Common desires that Subchapter K of the Code apply to the Tenants in Common and each Tenant in Common hereby agrees to indemnify, protect, defend and hold the other Tenants in Common free and harmless from all costs, liabilities, tax consequences and expenses, including, without limitation, attorneys' fees, which may result from any Tenant in Common so notifying the Commissioner in violation of this Agreement or otherwise taking a contrary position on any tax return. The Tenants in Common shall not file a partnership or corporate tax return, conduct business under a common name, execute an agreement identifying any or all of the Tenants in Common as partners, shareholders, or members of a business entity, or otherwise hold themselves out as a partnership or other form of business entity. Except as expressly provided herein, no Tenant in Common is authorized to act as agent for, to act on behalf of, or to do any act that will bind any other Tenant in Common or to incur any obligations with respect to the Project.

        2.      MANAGEMENT.

                2.1 MANAGEMENT AGREEMENT. Concurrently with the acquisition of the Project, the Tenants in Common will enter into a Property and Asset Management Agreement (the "Management Agreement") with Behringer Harvard TIC Management Services LP, a Texas limited partnership ("Property Manager"). Pursuant to the Management Agreement, the Property Manager shall be the sole and exclusive manager of the Project, interface with the owner and holder of any first lien deed of trust encumbering the Project during the term of the Management Agreement and act as the agent of the Tenants in Common with respect to the management, operation, maintenance and leasing of the Project during the term of the Management Agreement. A copy of the Management Agreement is attached hereto as Exhibit "C" and the terms, covenants and conditions of the Management Agreement are incorporated herein as if set forth in full. Neither (a) the death, retirement, removal, withdrawal, termination or resignation of the Property Manager, (b) any assignment for the benefit of creditors by or the adjudication of bankruptcy or incompetency of the Property Manager nor (c) the termination of the Management Agreement shall cause the termination of this Agreement and this Agreement shall remain in full force and effect notwithstanding any such events.

                2.2     UNANIMOUS CONSENT OF THE TENANTS IN COMMON.

                        2.2.1 The consent of all of the Tenants in Common shall be required with respect to any sale, exchange, lease or release of all or a portion of the Project, any loans secured by the Project ("Loan") or modifications thereof, the approval of any property management agreement or any extension, renewal or modification thereof. Whenever in this Agreement the consent or approval of the Tenants in Common is required or otherwise requested, with respect to any (i) sale or exchange of all or a portion of the Project or
(ii) Loan or modification of any Loan, the Tenants in Common shall have fifteen
(15) days after the date the request for such consent or approval is received pursuant to Section 10.8 to approve or disapprove of the matter. Whenever in this Agreement the consent or approval of the Tenants in Common is required or

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otherwise requested, with respect to any modification or renewal of the any property management agreement, the Tenants in Common shall have thirty (30) days after the date the request for consent or approval is received pursuant to
Section 10.8 to approve or disapprove of the matter. Whenever in this Agreement the consent or approval of the Tenants in Common is required or otherwise requested, with respect to any lease or release of all or a portion of the Project, the Tenants in Common shall have five (5) days after the date the request for consent or approval is received pursuant to Section 10.8 to the Tenants in Common for their approval or disapproval of the matter. The Tenants in Common agree to use their best efforts to respond to any request for consent or approval. If a Tenant in Common does not disapprove of such matter within the specified response period described above, the Tenant in Common shall be deemed to have approved the matter. By execution hereof, the Tenants in Common confirm their approval of the Management Agreement and that certain Loan made (or to be made immediately after the execution of this Agreement) by Greenwich Capital Financial Products, Inc., a wholly-owned subsidiary of the Royal Bank of Scotland Group Plc (together with its successors and/or assigns, "Greenwich Capital") secured by, among other things, a mortgage or deed of trust ("Deed of Trust") on the Project (the "Greenwich Capital Loan"). For all purposes under this Agreement, the Greenwich Capital Loan shall include, and the Tenants in Common hereby approve of, that certain $3,000,000 holdback which may be drawn upon for leasing costs until November 1, 2004, and will thereafter be funded into the tenant improvement and leasing commission reserve.

                        2.2.2 The consent of 50% of the Tenants in Common shall be required for the approval of the annual capital and operating budget ("Budget") for the promotion, operation, leasing, repair, maintenance and improvement of the Project for each calendar year. The Property Manager shall prepare the Budget. The Budget for the initial calendar year is attached hereto as Exhibit "C" to the Management Agreement and is hereby approved by each Tenant in Common. The Property Manager shall deliver each subsequent Budget for each subsequent calendar year by December 15th of the calendar year before the budget year, or as soon as possible thereafter. The Tenants in Common shall have fifteen (15) days after delivery of the Budget to the Tenants in Common to approve or disapprove of the Budget. The Tenants in Common agree to use their best efforts to approve the Budget. If a Tenant in Common does not disapprove the Budget, or any item therein, within such fifteen (15) day specified response period described above, the Tenant in Common shall have been deemed to have approved the Budget. In the event the approval is not obtained, the non-approving Tenant(s) in Common shall negotiate in good faith with the Property Manager and the other Tenants in Common for fifteen (15) days to resolve the issue. If the parties are unable to reach an agreement, the issue shall be resolved by arbitration as set forth in Section 8.1 with the disputing Tenants in Common and the other Tenants in Common each paying 50% of the costs of the arbitration. The Property Manager may proceed under the terms of the proposed Budget for items that are not objected to and may take any action with respect to items not approved for Emergency Expenditures (as defined in Section
2.5.2 of the Management Agreement). In the event that the items that are objected to are operational expenditures, as opposed to capital expenditures, the Property Manager shall be entitled to operate the Project using the prior year's budget until approval is obtained. The Property Manager may at any time submit a revised Budget to the Tenants in Common for their approval which will be governed by the terms of this Section 2.2.2.

                2.3 MAJORITY CONSENT OF THE TENANTS IN COMMON. Whenever the approval or consent of the Tenants in Common is required with respect to any items, other than those set forth in Section 2.2, the approval or consent of the Tenants in Common holding more than 50% of the undivided interests in the Project shall be required to approve such action. The Tenants in Common shall have fifteen (15) days after the date the request for such consent or approval is received pursuant to Section 10.8 to approve or disapprove of the matter. The Tenants in Common agree to use their best efforts to respond to any request for consent or approval. If a Tenant in Common does not disapprove of any item requiring the consent of the Tenants in Common pursuant to this Section 2.3 within the fifteen (15) day specified response period described above, the Tenant in Common shall be deemed to have approved the matter.

        3. INCOME AND LIABILITIES. Except as otherwise provided herein and in the Management Agreement, all benefits and obligations of the ownership of the Project, including, without limitation, income, revenue, operating expenses, proceeds from sale or refinance or condemnation awards shall be

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shared by the Tenants in Common in proportion to their respective undivided interests in the Project. Notwithstanding the foregoing, (a) each Tenant in Common shall be responsible for all real estate and personal property taxes, general and special real property assessments and other like charges (collectively "Taxes") attributable to its undivided interest in the Project,
(b) fees under the Management Agreement shall be paid by each of the Tenants in Common as provided in the Management Agreement and (c) expenses or other costs that are not applied to the Tenants in Common pro rata based on their interests in the Project shall be separately charged to each Tenant in Common. The Tenants in Common shall receive, within 3 months of receipt by the Property Manager, all cash from operations of the Project after payment of expenses and debt service and reserve payments under any Loan, including the Greenwich Capital Loan, in proportion to their respective undivided interests in the Project, except for such amounts as may be determined by the Property Manager pursuant to the Management Agreement to be retained for reserves or improvements

        4. CO-TENANT'S OBLIGATIONS. The Tenants in Common each agree to perform such acts as may be reasonably necessary to carry out the terms and conditions of this Agreement, including, without limitation:

                4.1 DOCUMENTS. The Tenants in Common shall execute any and all documents required in connection with a sale or refinancing of the Project in accordance with Section 5 and such additional documents as may be required under this Agreement or may be reasonably required to effect the intent of the Tenants in Common with respect to the Project or any Loans.

                4.2 ADDITIONAL FUNDS. Each Tenant in Common will be responsible for a pro rata share (based on its undivided interest or as otherwise provided with respect to the fees under the Management Agreement or other items specifically applicable to individual Tenants in Common) with respect to operating expenses, Taxes (as defined in the Management Agreement), debt service, the fees payable to the Property Manager pursuant to the Management Agreement, or other items specifically applicable to individual Tenants in Common or any future cash needed in connection with the ownership, operation, management and maintenance of the Project as determined by the Property Manager pursuant to the Management Agreement. Without limiting the foregoing, each Tenant in Common agrees that if any Loan for the Project provides for recourse liability to the Company or any affiliate and non-recourse liability to one or more of the other Tenants in Common, and if the Company or any affiliate pays more than its pro rata share of the liability related to the Loan (as compared to its ownership interest) as a result of such recourse liability ("Excess Payment"), the Tenants in Common agree to reimburse the Company or any affiliate for the Tenants in Common's pro rata share of such Excess Payment; provided, however, that the Property Manager has agreed to indemnify the Tenants in Common in Section 13.9.2 of the Management Agreement to the extent a Tenant in Common becomes liable to any lender as a result of certain actions of the Property Manager. In addition, each Tenant in Common shall be liable for, and indemnify and hold harmless, the other Tenants in Common and their affiliates as a result of any action or inaction by such Tenant in Common that causes any recourse liability or damages to the Tenants in Common or their affiliates or the Project with respect to any Loan. To the extent any Tenant in Common fails to advance any funds or fails to pay its share of expenses pursuant to this Section within fifteen (15) days after the Property Manager or the Company delivers notice that such additional funds are required, such Tenant in Common shall be deemed to be a Defaulting Tenant in Common as defined in Section 7.3 of this Agreement. In addition, the Property Manager is hereby authorized to withhold from the Defaulting Tenant in Common's share of proceeds and distributions any amounts due under this Section 4.2 and not paid by any such Defaulting Tenant in Common. In the event any Tenant in Common becomes a Defaulting Tenant in Common, the non-defaulting tenants in common shall have the right to purchase the ownership interest in the Project of the Defaulting Tenant in Common in accordance with Sections 7.3 and 9.1 of this Agreement. Notwithstanding anything to the contrary contained in this

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Agreement, in no event shall any loans among any Tenants in Common exist or be deemed to exist at any time that the Greenwich Capital Loan or any portion thereof is outstanding.

        5.      SALE OR ENCUMBRANCE OF PROJECT.

                5.1 SALE. In accordance with the Management Agreement, the Property Manager shall be entitled to seek and negotiate the terms of (a) permanent and other financing for the Project, including Loans, (b) the sale of the Project (or portions thereof) to third-party purchasers (a "Sale"), and (c) any lease of all or any portion of the Project. Any Loan and any sale, exchange, transfer, lease or release of all or a portion of the Project shall be subject to unanimous approval of the Tenants in Common, which approval shall be as set forth in Section 2.2.1. Any such written request of the Property Manager shall be accompanied by a copy of a bona fide offer to purchase, a loan commitment letter setting forth all the material terms of the transaction or the principal lease terms.

                5.2 SALE PROCEEDS. To the extent necessary, the proceeds of a Sale shall (i) first, be, used to pay in full any Loans, (ii) second, be used to pay all outstanding costs and expenses incurred in connection with the holding, marketing and sale of the Project and (iii) third, any proceeds of a Sale remaining after payment of the items set forth above shall be paid as provided in Section 3.

        6. POSSESSION. The Tenants in Common intend to lease the Project at all times and no Tenant in Common shall have the right to occupy or use the Project at any time during the term of this Agreement.

        7.      TRANSFER OR ENCUMBRANCE.

                7.1 TRANSFER. Each Tenant in Common may sell, transfer, convey, pledge, encumber or hypothecate its interest in the Project or any part thereof (each a "Transfer"), provided that any transferee shall take such interest subject to this Agreement and the Management Agreement, to the extent the Management Agreement is in effect at the time of the Transfer, and the transferor and transferee shall execute and cause to be recorded an assignment and assumption agreement ("Assumption Agreement") whereby (i) the transferor assigns to the transferee all of its right, title and interest in and to this Agreement and the Management Agreement; and (ii) the transferee assumes and agrees to perform faithfully and to be bound by all of the terms, covenants, conditions, provisions and agreements of this Agreement and the Management Agreement with respect to the undivided interest to be transferred. Upon execution and recordation of such Assumption Agreement the transferor shall be relieved of all liability under this Agreement accruing after the date of recordation of the Assumption Agreement and the transferee shall become a party to this Agreement without further action by the other Tenants in Common. The Tenants in Common acknowledge that Behringer is selling undivided interests in the Project pursuant to the Confidential Private Placement Memorandum of Tenant in Common Interests in Colorado Building dated July 8, 2004. Each Tenant in Common shall be responsible for compliance with applicable securities laws with respect to any sale of its interest in the Project.

                7.2 RIGHT OF FIRST OFFER. If a Tenant in Common (a "Selling Tenant") desires to sell its interest in the Project, then such Selling Tenant shall first allow the Company or its affiliates or assigns, and second the Tenants in Common other than the Selling Tenant (each an "Offeror" and collectively the "Offerors") to make an offer to purchase the Selling Tenant's interest pursuant to the terms and conditions set forth in this Section 7.2. If a Selling Tenant desires to sell its interest in the Project, such Selling Tenant shall provide written notice (the "Notice") of its intent to sell its interest to each Offeror. The Company or its affiliates or its assigns shall first have the right, within fifteen (15) days after receipt of such Notice pursuant to Section 10.8, to deliver a written offer to the Selling Tenant to purchase the Selling Tenant's interest in the Project. If the Selling Tenant does not accept an offer

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from the Company or its affiliates or assigns within fifteen (15) days after receipt of the Notice pursuant to Section 10.8 then each Tenant in Common other than the Selling Tenant shall have the right within the next fifteen (15) days after the end of the first fifteen (15) day period, to deliver an offer to the Selling Tenant to purchase the Selling Tenants interest in the Project for a price that is greater than the price offered by the Company or its affiliates or assigns. Each Tenant in Common shall be entitled to purchase a portion of the Selling Tenant's interest in proportion to their undivided interest in the Project. If any Tenant in Common elects not to purchase his or her share of the Selling Tenant's interest in the Project, then the other Tenants in Common shall be entitled to purchase additional interests based on their undivided interest in the Project. If the Selling Tenant does not accept the offers from either the Company or its affiliates or assigns or the Tenants in Common other than the Selling Tenant for any portion of the Selling Tenant's interest in the Project, then the Selling Tenant shall be free to sell its interest (or remaining interest) in the Project to a purchaser other than an Offeror; provided that the sale of the Selling Tenant's interest to a purchaser (other than an Offeror) is
(a) for a price greater than any purchase price offered by an Offeror and not accepted by the Selling Tenant pursuant to this Section 7.2, (b) in compliance with the terms of any Loan, and (c) completed within 120 days of such Selling Tenant's refusal of the offer from either the Company or its affiliates or assigns or the Tenants in Common other than the Selling Tenant. If such sale is not completed within such 120 day period, the Selling Tenant must again provide each Offeror with its right of first offer granted hereunder if is wishes to sell its interest in the Project. Any offer provided hereunder by the Company or a Tenant in Common and any acceptance of such an offer shall be irrevocable and may be enforced through an action for specific performance without the necessity of posting bond. The closing of any such offer shall occur not later than 90 days after the date of acceptance at the offices of the Company. The provisions of this Section shall not apply to the sale of any Tenant in Common's interest if the process for purchase of such interest has begun under any other provision of this Agreement, including under Section 7.3, 7.4, 8.1 or 9, and this Section may not be invoked after any such process is begun unless and until that process is abandoned.

                7.3 PURCHASE OPTION OF DISSENTING OR DEFAULTING TENANT IN COMMON'S INTEREST. The Tenants in Common agree that the Company or any of its affiliates or assigns shall have the right, while this Agreement remains in effect, to purchase a Dissenting Tenant in Common's (as defined below) interest or a Defaulting Tenant in Common's (as defined below) interest in the Project as set forth in this Section 7.3. A "Dissenting Tenant in Common" shall mean a Tenant in Common who votes against or fails to consent to any item that requires the unanimous approval or consent of the Tenants in Common pursuant to the terms of this Agreement when Tenants in Common holding at least 50% of the undivided interests in the Project have voted or provided consent for such action. A "Defaulting Tenant in Common" shall mean a Tenant in Common who is in default under any Loan or any documents in respect of any such Loan ("Loan Documents"), the Management Agreement or this Agreement. In order to execute this option, the Company or its affiliates or assigns shall provide written notice of its election to exercise this option (i) if to a Dissenting Tenant in Common at any time prior to 45 days after the approval period for such vote or consent has terminated as provided in any request for such vote or consent or (ii) if to a Defaulting Tenant in Common during the period such Defaulting Tenant in Common is in default and for a period of thirty (30) days thereafter. In the event that the Company or its affiliates or assigns exercise this purchase option, all of the Dissenting Tenant in Common's or Defaulting Tenant in Common's right, title and interest in its Interest shall transfer to the Company or its affiliates or assigns as of the date of the election to exercise the purchase option is received by the Dissenting Tenant in Common or Defaulting Tenant in Common pursuant to Section 10.8, and the Company or its affiliates or assigns shall own all right, title and interest to such Interest as of such date; provided, however, the Company or its affiliates or assigns may delay the transfer of the Interest for any length of time as specified in its election to exercise the purchase option up and through the payment date and provided, further, that the transfer, and effective date of such transfer, shall be subject to any consent of the any lender under any Loan (a "Lender"), if required. Subject to such Lender consent, the exercise of any

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option hereunder shall be irrevocable and may be enforced through an action for specific performance without the necessity of posting bond. The purchase price of the Dissenting Tenant in Common or the Defaulting Tenant in Common's interest shall be equal to the Fair Market Value of the Interest (as defined in Section
8.1 of this Agreement) of the Dissenting Tenant in Common or the Defaulting Tenant in Common. Such purchase price sale shall be paid by the Company or its affiliates or their assigns within 30 days of the determination of the Fair Market Value of the Project, and the obligation to pay the purchase price shall bear interest at the short term Applicable Federal Rate from the date of transfer through the payment date. The purchaser and seller shall begin negotiation of the Fair Market Value of the Project within fifteen (15) days after the date of the written notice from the Company or its affiliates or assignee and shall follow the procedures set forth in Section 8.1; provided, however, in the event that a simultaneous transaction results in multiple Dissenting Tenants in Common or Defaulting Tenants in Common, such multiple Dissenting Tenants in Common or Defaulting Tenants in Common shall collectively be treated as the seller for purposes of the determination of the Fair Market Value of the Project and the procedures set forth in Section 8.1. The allocation of the costs and liabilities shall be subject to the terms set forth in Section
8.1. In the event a Defaulting Tenant in Common's Interest is purchased pursuant to this Section 7.3 and the Defaulting Tenant in Common is liable to any Lender for its losses or for any principal or interest of its Loan as a result of the Defaulting Tenant in Common's violation of a non-recourse carve-out or springing recourse under the Loan Documents, the Defaulting Tenant in Common hereby authorizes the Company to withhold from the payment of the purchase price an amount equal to such lender losses or principal or interest and to pay such amounts directly to the Lender under the applicable Loan on behalf of the Defaulting Tenant in Common.

                7.4 PURCHASE OPTION BY THE COMPANY. In the event Behringer Harvard REIT I, Inc. or any other real estate fund affiliated with or directly or indirectly sponsored by Behringer Harvard Holdings, LLC (a "BH Fund") becomes the direct or indirect member of the Company, the Company or its affiliates or assigns shall have the option, but not the obligation, to purchase all of the Tenants in Common's undivided interests in the Project as set forth in this
Section 7.4 beginning no sooner than the earlier of (i) one year prior to the end of the Greenwich Capital Loan term, (ii) the announcement by BH Fund of its intention to liquidate its assets, or (iii) the announcement by the BH Fund of its intention to liquidate its investment portfolio or list its equity securities on any national securities exchange or the NASDAQ stock market (collectively, an "Exchange"), and in each case any time thereafter. In order to exercise this option, the Company or its affiliates or assigns shall provide written notice of its election to so exercise to the Tenants in Common. The consummation of the purchase of Interests under the option granted in this Section may be made contingent upon the occurrence of some other event (the "Contingent Event") if so provided in the notice referred to in the preceding sentence; provided that the notice shall be deemed rescinded if the specified event fails to occur within 180 days. Any such rescission shall not prevent a subsequent exercise of the option granted under this Section. The Company may, in its sole and absolute discretion, offer the Tenants in Common the option to exchange their Interest for equity securities of the BH Fund or, if applicable, its umbrella partnership (the "Exchange Securities") at an amount equal to the Fair Market Value of the Interest (as defined in Section 8.1 of this Agreement) and at then current fair market value of the BH Fund shares or units. The fair market value of such Exchange Securities shall be the average daily closing price of such securities on the main Exchange on which on which they are listed for the five trading days after the date of the Company's notice of exercise of the option granted in this Section, or if not so listed and the BH Fund is offering the Exchange Security to the public in connection with its listing on an Exchange, the offering price for the Exchange Securities in such offering, or if not so listed, as last established by an independent process in the ordinary course by the BH Fund or, in the BH Fund's sole discretion, an appraisal by an independent appraiser for the purpose of establishing such fair market value in connection with the exercise of the option granted by this Section. For valuation purposes, the value of any umbrella partnership units of a BH Fund shall be the value established for the common stock of such BH Fund. In the event that the Company exercises the option and does not offer the Tenants in Common the option to exchange their Interest for Exchange

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Securities in the BH Fund or a Tenant in Common elects not to exchange its
Interest for Exchange Securities in the BH Fund, the purchase price shall be paid in cash. The purchase price of each Tenant in Common's interests shall be equal to or greater than the Fair Market Value of the Interest of such Tenant in Common. Such purchase price shall be paid by the Company or its affiliates or assigns within 30 days of the determination of the Fair Market Value of the Project or, if applicable the date of the occurrence of the Contingent Event, and the obligation to pay the purchase price shall bear interest at the short term Applicable Federal Rate from the date of transfer through the payment date. The Interest shall be transferred to the Company or its affiliates or assigns as of the date of notice of such election pursuant to Section 10.8 or, if applicable, the date of the occurrence of the Contingent Event; provided, however, the Company or its affiliates or assigns may delay the transfer of the Interest for any length of time as specified in its notice of election to exercise the purchase option up and through the payment date and provided, further, that the transfer, and effective date of such transfer, shall be subject to any consent of any Lender, if required. The Company or its affiliates or assigns shall obtain an appraisal of the Fair Market Value of the Project, and shall set the purchase price of each Tenant in Common's interest at or greater than the appraised value. If one or more Tenants in Common object to the purchase price determined by the Company or its affiliates or assigns, such Tenants in Common shall by action of a majority in Interests of such Tenants in Common appoint a second appraiser within fifteen (15) days after the date of the written notice from the Company or its affiliates or assigns. The appraiser appointed by the Company or its affiliates or assigns and the appraiser appointed by the Tenants in Common shall then choose a third appraiser. The decision of the third appraiser as to the Fair Market Value of each Interest shall be the purchase price for this option. The Company or its affiliates or assigns shall then have the right to elect to proceed with or withdraw its exercise of the option.

        8.      RIGHT OF PARTITION.

                8.1 Subject to Section 8.2, the Tenants in Common agree that any Tenant in Common and any of its successors-in-interests shall have the right, while this Agreement remains in effect, to have the Project partitioned, and to file a complaint or institute any proceeding at law or in equity to have the Project partitioned in accordance with and to the extent provided by applicable law. The Tenants in Common acknowledge that partition of the Project may result in a forced sale by all of the Tenants in Common. To avoid the inequity of a forced sale and the potential adverse effect on the investment by the Tenants in Common, the Tenants in Common agree that, as a condition precedent to filing a partition action, the Tenant in Common filing such action ("Seller") shall first make a written offer ("Offer") to sell its undivided interest first to the Company or its affiliates or assigns and second to the other Tenants in Common at a price equal to the Fair Market Value of the Interest (as defined below) of Seller's undivided interest. If the Company or its affiliates or assigns do not accept such Offer, then the other Tenants in Common shall be entitled to purchase a portion of the Seller's interest in proportion to their undivided interest in the Project at a price equal to the Fair Market Value of the Interest. If any Tenant in Common elects not to purchase his or her share of the Seller's interest, the other Tenants in Common shall be entitled to purchase additional interests based on their undivided interest in the Project. "Fair Market Value of the Interest" shall mean the fair market value of Seller's undivided interest (determined by multiplying the partitioning Tenant in Common's percentage interest in the Project on the date of the Offer by the Fair Market Value of the Project reduced by (i) liabilities secured by the Project or liabilities taken subject to, (ii) Seller's proportionate share of any fee or other amount that would be payable to the Property Manager or any affiliates (including any real estate commission) under the Management Agreement upon the sale of the Project at a price equal to the Fair Market Value of the Project and (iii) selling, prepayment (to the extent reasonably anticipated to be incurred by the other Tenants in Common) or other costs that would apply in the event the Project was sold on the date of the Offer) as determined in accordance with the procedures set forth below, including any unpaid advances made pursuant to Section 4.2 on behalf of Seller. The Company or its affiliates or assigns shall have twenty (20) days after delivery of the Offer to accept the Offer. If the Company or its affiliates or assigns do not accept the offer within such twenty (20) day period, the other Tenants in Common shall have the right within the next twenty (20) days to accept the Offer. If the Company or its affiliates or assigns or any or all of the other Tenants in Common ("Purchaser") accept the Offer, Seller and Purchaser shall commence negotiation of the Fair Market Value of the Project within fifteen (15) days after the Offer is accepted. If the parties do not agree, after good faith negotiations, within ten (10) days, then each party shall submit to the other a proposal containing the Fair Market Value of the Project the submitting party believes to be correct ("Proposal"). If either party fails to timely submit a Proposal, the other party's submitted proposal shall determine the Fair Market Value of the Project. If both parties timely submit Proposals, then the Fair Market Value of the Project shall be determined by final and binding arbitration in accordance with the procedures set forth below. The parties shall meet within seven (7) days after delivery of the last Proposal and make a good faith attempt to mutually appoint a certified MAI real estate appraiser as an arbitrator who shall have been active full-time over the previous five (5) years in the appraisal of comparable properties located in the county in which the Project is located to act as the arbitrator. If the parties are unable to agree upon a single arbitrator, then the parties each shall, within five (5) days after the meeting, select an arbitrator that meets the foregoing qualifications. The two (2) arbitrators so appointed shall, within fifteen (15) days after their appointment, appoint a third arbitrator meeting the foregoing qualifications. The determination of the arbitrator(s) shall be limited solely to the issue of whether Seller's or Purchaser's Proposal most closely approximates the Project's fair market value. The decision of the single arbitrator or of the arbitrator(s) shall be made within thirty (30) days after the appointment of a single arbitrator or the third arbitrator, as applicable. The arbitrator(s) shall have no authority to create an independent structure of fair market value or prescribe or change any or several of the components or the structure thereof; the sole decision to be made shall be which of the parties' Proposals shall determine the Fair Market Value of the Project. The decision of the single arbitrator or majority of the three (3) arbitrators shall be binding upon the parties. If either party fails to appoint an arbitrator within the time period specified above, the arbitrator appointed by one of them shall reach a decision which shall be binding upon the parties. The cost of the arbitrators shall be paid equally by Seller and Purchaser. The arbitration shall be conducted in Dallas County, Texas, in accordance with the Texas Arbitration Act, ss. 171.001 et. Seq. of the Texas Civil Practice and Remedies Code, as modified by this Agreement. The parties agree that Federal Arbitration Act, Title 9 of the United States Code, shall not apply to any arbitration hereunder. The parties shall have no discovery rights in connection with the arbitration. The decision of the arbitrator(s) may be submitted to any court of competent jurisdiction by the party designated in the decision. The party designated in the decision shall submit to the superior court a form of judgment incorporating the decision of the arbitrator(s), and such judgment, when signed by a judge of the superior court, shall become final for all purposes and shall be entered by the clerk of the court on the judgment roll of the court. If one party refuses to arbitrate an arbitrable dispute and the party demanding arbitration obtains a court order directing the other party to arbitrate, the party demanding arbitration shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter. In addition, if one party refuses arbitration and is subsequently ordered by a court to arbitrate, such party shall also pay all of the arbitration costs and expenses. By executing this Agreement each Tenant in Common is agreeing to have any dispute arising out of the matters included in the arbitration of disputes provision decided by neutral arbitration as provided by Texas law and each Tenant in Common is giving up its rights might possess to have the dispute litigated in a court or jury trial. By executing this Agreement, each Tenant in Common is giving up its judicial rights to discovery and appeal. If a Tenant in Common refuses to submit to arbitration after agreeing to this provision, the Tenant in Common may be compelled to arbitrate under the authority of the Texas Arbitration Act, ss. 171.001 et. Seq. of the Texas Civil Practice and Remedies Code. Each Tenant in Common's agreement to this arbitration provision is voluntary. The closing of the purchase of Seller's interest shall occur at a mutually agreeable title company where the Project is located within 30 days from the date a Fair Market Value of the Project is determined, whether by agreement or arbitration. Closing costs and prorations shall be allocated as is standard practice where the Project is located. The Purchaser shall take Seller's interest subject to the liabilities included in the determination of Fair Market Value of the Project secured by the Project and the Management Agreement which may include unpaid fees due to the Property Manager. For purposes of this Section 8.1, in the event that multiple Tenants in Common simultaneously have on file a partition action, such multiple Tenants in Common shall collectively be treated as the Seller in applying the procedures set forth herein to determine the Fair Market Value of the Project.

                8.2 Notwithstanding anything to the contrary in Section 8.1, so long as the Greenwich Capital Loan or any portion thereof is outstanding, each Tenant in Common agrees that it will not seek or be entitled to seek and obtain a partition of all or any part of the Project without first obtaining the prior written consent of Greenwich. Accordingly, each Tenant in Common expressly waives any right it may have to partition the Project or any part thereof, whether such rights arise under the law of the District of Columbia, or otherwise, unless Greenwich Capital has consented in writing to such party's exercise of such rights.

        9.      BANKRUPTCY OPTION.

                9.1 OPTION. If, during the term of this Agreement, a Tenant in Common is Bankrupt, the Company or its affiliates or assigns shall have the right, to be exercised by written notice ("Bankruptcy Call Notice") to the Bankrupt Tenant in Common, to purchase all of the Bankrupt Tenant in Common's interest in the Project. Upon receipt of the Bankruptcy Call Notice, the Bankrupt Tenant in Common shall be obligated to provide the Company or its affiliates or assigns or in the event that the Company or its affiliates or assigns do not elect to exercise the option within 20 days of the receipt of the Bankruptcy Call Notice, the other Tenants in Common an option to purchase the Bankrupt Tenant in Common's entire interest in the Project for the Fair Market Value of the Bankrupt Tenant in Common's interest in the Project as determined under Section 8.1; provided, however, in the event that a simultaneous transaction results in multiple Bankrupt Tenants in Common, such Bankrupt Tenants in Common shall collectively be treated as the seller for purposes of the determination of the Fair Market Value of the Project and the procedures set forth in Section 8.1. Such purchase and sale shall be closed within 30 days of the determination of the Fair Market Value of the Project and such Interest shall be transferred to the Company or its affiliates or assigns as of the date of the election to exercise the option is received by the Bankrupt Tenant in Common pursuant to Section 10.8; provided, however, the Company or its affiliates or assigns may delay the transfer of the Interest for any length of time as specified in its election to exercise the purchase option up and through the payment date and provided, further, that the transfer, and effective date of such transfer, shall be subject to any consent of any lender, if required. The allocation of the costs and liabilities shall be subject to the terms set forth in Section 8.1.

                9.2 BANKRUPT. For purposes of this Agreement, a Tenant in Common shall be considered Bankrupt if such Tenant in Common: (1) is unable to pay debts as they come due, including any debt associated with the Project; (2) admits in writing to his or her inability to pay debts as they due, including any debt associated with the Project; (3) makes a general assignment for the benefit of creditors; (4) files any petition or answer seeking to adjudicate it bankrupt or insolvent; (5) seeks liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts; (6) seeks, consents to or acquiesces in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official or for any substantial part of its property; (7) the entry of an order for relief or approving a petition for relief or reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation or the filing of any such petition that is not dismissed in 90 days; (8) entry of an order appointing a trustee, custodian, receiver or liquidator of all or any substantial portion of its property, which order is not dismissed within 60 days or (9) is considered bankrupt under the Loan Documents.

                9.3 RIGHT OF FIRST REFUSAL. If, under federal bankruptcy law, similar debtor relief laws, or other laws affecting the Project, the option to purchase granted under this Section 9 is voided or declared unenforceable, the Company or its affiliates or assigns shall have a right of first refusal to buy any interest in the Project of a Bankrupt Tenant in Common in the event of any proposed transfer by a trustee, receiver, conservator, liquidator, guardian, or other transferee. Such right of first refusal shall provide that the Company or its affiliates or assigns may purchase the Bankrupt Tenant in Common's interest in the Project at the same price and on the same terms as such Project is proposed to be sold by such trustee, receiver, conservator, liquidator, guardian or other transferee.

        10.     GENERAL PROVISIONS.

                10.1 MUTUALITY, RECIPROCITY, RUNS WITH THE LAND. All provisions, conditions, covenants, restrictions, obligations and agreements contained herein or in the Management Agreement are made for the direct, mutual and reciprocal benefit of each and every part of the Project; shall be binding upon and shall inure to the benefit of each of the Tenants in Common and their respective heirs, executors, administrators, successors, assigns, devisees, representatives, lessees and all other persons acquiring any undivided interest in the Project or any portion thereof whether by operation of law or any manner whatsoever (collectively, "Successors"); shall create mutual, equitable servitudes and burdens upon the undivided interest in the Project of each Tenant in Common in favor of the interest of every other Tenant in Common; shall create reciprocal rights and obligations between the respective Tenants in Common, their interests in the Project, and their Successors; and shall, as to each of the Tenants in Common and their Successors operate as covenants running with the land, for the benefit of the other Tenants in Common pursuant to applicable law. It is expressly agreed that each covenant contained herein or in the Management Agreement (i) is for the benefit of and is a burden upon the undivided interests in the Project of each of the Tenants in Common, (ii) runs with the undivided interest in the Project of each Tenant in Common and (iii) benefits and is binding upon each Successor owner during its ownership of any undivided interest in the Project, and each owner having any interest therein derived in any manner through any Tenant in Common or Successor. Every person or entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Project is and shall be conclusively deemed to have consented and agreed to every restriction, provision, covenant, right and limitation contained herein or in the Management Agreement, whether or not such person or entity expressly assumes such obligations or whether or not any reference to this Agreement or the Management Agreement is contained in the instrument conveying such interest in the Project to such person or entity. The Tenants in Common agree that any Successor shall become a party to this Agreement and the Management Agreement upon acquisition of an undivided interest in the Project as if such person was a Tenant in Common initially executing this Agreement.

                10.2 BINDING ARBITRATION. Any controversy between the parties hereto arising out of or related to this Agreement or the breach thereof or an investment in the tenant in common interests in the Project shall be settled by arbitration in Dallas County, Texas, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be the mediator if mediation has occurred or shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he or she desires that a matter be arbitrated. If there was no mediation and the parties are unable within such 30 day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Dallas office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorneys' fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by the losing party or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each Tenant in Common shall be entitled to discovery in accordance with the Texas Arbitration Act, ss. 171.001 et. Seq. of the Texas Civil Practice and Remedies Code.

                10.3 ATTORNEYS' FEES. If any action or proceeding is instituted between all or any of the Tenants in Common arising from or related to or with this Agreement, the Tenant in Common or Tenants in Common prevailing in such action or proceeding shall be entitled to recover from the other Tenant in Common or Tenants in Common all of its or their costs of action or proceeding, including, without limitation, attorneys' fees and costs as fixed by the court or arbitrator therein.

                10.4 ENTIRE AGREEMENT. This Agreement, together with the Management Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.

                10.5 GOVERNING LAW. Except as otherwise provided herein, this Agreement shall be governed by and construed under the internal laws of the District of Columbia without regard to choice of law rules.

                10.6 VENUE. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Dallas, Texas.

                10.7 MODIFICATION. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought and, except for amendments occurring as a result of a transfer of a Tenant in Common Interest that is made pursuant to the loan documents in respect of the Greenwich Capital Loan (the "Greenwich Capital Loan Documents") is consented to in writing by Greenwich Capital or, after securitization of the Greenwich Capital Loan, unless the Property Manager shall have provided written confirmation from each rating agency that provides a rating in connection with the Greenwich Capital Loan that such amendment shall not result in any withdrawal, qualification or downgrade of such rating. Greenwich Capital is expressly intended to be a third party beneficiary of this Section and shall have the right to enforce the obligations of the parties hereunder.

                10.8 NOTICE AND PAYMENTS. Any notice to be given or other document or payment to be delivered by any party to any other party hereunder shall be addressed to the party for whom intended, as follows:

                To the Tenants in Common at:

                        c/o Behringer Harvard Colorado Building H, LLC 1323 North Stemmons Freeway, Suite 224
                        Dallas, Texas 75207

                With a copy to the Tenants in Common at the addresses specified in Exhibit "A" hereto.

        Any party hereto may from time to time, by written notice to the others, designate a different address which shall be substituted for the one above specified. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery, or (ii) as of the third business day after mailing by United States mail, with postage prepaid, addressed as set forth above, or (iii) the immediately succeeding business day after deposit with Federal Express or other similar overnight delivery system.

                10.9 SUCCESSORS AND ASSIGNS. All provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and legal representatives of the parties hereto. Any assignee of a Tenant in Common shall be considered a Tenant in Common.

                10.10 TERM. This Agreement shall commence as of the date of recordation and shall terminate at such time as the Tenants in Common or their successors-in-interest or assigns no longer own the Project as tenants-in-common. In no event shall this Agreement continue beyond December 31, 2025. The bankruptcy, death, dissolution, liquidation, termination, incapacity or incompetency of a Tenant in Common shall not cause the termination of this Agreement.

                10.11 WAIVERS. No act of any Tenant in Common shall be construed to be a waiver of any provision of this Agreement, unless such waiver is in writing and signed by the Tenant in Common affected. Any Tenant in Common hereto may specifically waive any breach of this Agreement by any other Tenant in Common, but no such waiver shall constitute a continuing waiver of similar or other breaches.

                10.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one fully executed original.

                10.13 SEVERABILITY. If any portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect to the fullest extent permissible by law.

                10.14 APPLICABLE SECURITIES LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                10.15 TIME IS OF THE ESSENCE. Time is of the essence of each and every provision of this Agreement.

        11. ADDITIONAL COVENANTS AND AGREEMENTS REGARDING THE GREENWICH CAPITAL LOAN.

                11.1 Each Tenant in Common agrees that this Agreement, and all rights and privileges and remedies of each Tenant in Common hereunder, including without limitation, (i) any rights of first refusal (including any such rights arising under Section 363(i) of Chapter 11 of the United States Bankruptcy Code), purchase options or other similar rights under this Agreement, are subject and subordinate to the deed of trust and the other loan documents with respect to the Greenwich Capital Loan ("Loan Documents") and the liens created thereby, and to all rights of the Lender thereunder. No party may exercise any remedy provided for herein (including any rights of indemnification) against any other party for as long as the Greenwich Capital Loan (or any portion thereof) is outstanding; provided, however, that as long as no Event of Default (as defined in the Loan Documents) currently exists, the parties subject to the rights described above and in Sections 7.3, 7.4, 8 and 9 shall be entitled to exercise such options.

                11.2 Notwithstanding anything to the contrary contained herein, each Tenant in Common hereby waives, for so long as the Greenwich Capital Loan (or any portion thereof) is outstanding, any lien rights, whether statutory or otherwise, that it may have against the co-tenancy interest of any other Tenant in Common.

                11.3 For so long as the Greenwich Capital Loan (or any portion thereof) is outstanding, the Lender shall be a third party beneficiary of this Agreement.

                11.4 For so long as the Greenwich Capital Loan (or any portion thereof) is outstanding, this Agreement may not be terminated or cancelled, modified, changed, supplemented, altered or amended in any manner whatsoever, without the prior written consent of the Lender except pursuant to any Permitted Transfers allowed under the Loan Documents.

                11.5 Each Tenant in Common covenants and agrees not to take any action with respect to the Project or its respective co-tenancy interest in the Project that would constitute a default under the Greenwich Capital Loan, or create personal liability for any Tenant in Common under the provisions of the Loan Documents.

                11.6 This Agreement as it may be amended from time to time in accordance with the provisions hereof, and all of the terms and conditions hereof, are hereby made and shall continue to be fully subject and subordinate in all respects to all of the liens, terms and conditions of the Loan Documents. Such subordination shall be automatic and no further agreement or document shall be necessary to effect such subordination but, without detracting from the automatic nature of such subordination, upon Greenwich Capital's request, each Tenant in Common shall execute and deliver to Greenwich Capital an instrument of subordination satisfactory to Greenwich Capital in form and substance.

                11.7 Each Tenant in Common hereby irrevocably assigns to Greenwich Capital its claim and rights to vote in any bankruptcy or similar proceeding of any other Tenant in Common.

                11.8 In the event of any conflict or inconsistency between the provisions of this Section 11 and any other provision of this Agreement, the provisions of this Section 11 shall control.

        12. POWER OF ATTORNEY. The Company shall at all times during the term of this Agreement have a special and limited power of attorney as the attorney-in-fact for any Tenant in Common whose Interest is to be purchased pursuant to the option rights granted in Sections 7.3, 7.4, 8.1 and 9, with the power and authority to act in the name and on behalf of each such Tenant in Common to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents that are not inconsistent with the provisions of this Agreement and which may include, but is not limited to, any contract for purchase or sale of real estate, and any deed, deed of trust, mortgage, or other instrument of conveyance or encumbrance, with respect to the Interests and/or the Project or any other instrument or document that may be required to effectuate the sale of the Project or an Interest.

                12.1 This power of attorney may be exercised by the Company for such Tenant in Common by the signature of the Company acting as attorney-in-fact for such Tenant in Common, or by such method as may be required or requested in connection with the recording or filing of any instrument or other document so executed.

                12.2 This power of attorney shall be irrevocable and shall survive an assignment by the Tenant in Common of all or any portion of its undivided interest in the Project. Furthermore, this power of attorney shall survive the bankruptcy, death, dissolution, liquidation, termination, incapacity or incompetency of the Tenant in Common.

                12.3 The Company shall promptly furnish to Tenant in Common a copy of any document executed by the Company pursuant to this power of attorney.

        13. SUBORDINATION. This Agreement and all of the terms and provisions hereof shall in all respects be subject to and subordinate to the terms of any loan documents evidencing and secured by a mortgage or deed of trust on the Project.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                    TENANTS IN COMMON:

                                    BEHRINGER HARVARD COLORADO BUILDING
                                    H, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                        Gerald J. Reihsen, III, Secretary

                                    TIC COLORADO BUILDING 2, LLC, a Delaware limited liability company

                                    By: Colonial Plaza - A-1 Mini Storage,
                                        L.L.C., a Florida limited liability
                                        company, its sole member


                                        By:
                                           -------------------------------------
                                           Luciano D. Mendes, its sole member

                                    TIC COLORADO BUILDING 3, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Carol P. Duncan, its sole member

                                    TIC COLORADO BUILDING 4, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       James A. Dunn, as Trustee of the James
                                       A. Dunn Inter Vivos Trust, its sole
                                       member

                                    TIC COLORADO BUILDING 5, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Fred B. Marsh, as Trustee of the Marsh
                                       Revocable Trust of 2002, its sole member


                                    By:
                                       -----------------------------------------
                                       Mary A. Marsh, as Trustee of the Marsh
                                       Revocable Trust of 2002, its sole member

                                    TIC COLORADO BUILDING 6, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       John L. Nellis, its sole member

                                    TIC COLORADO BUILDING 7, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Christine T. McLaughlin, its sole member

                                    TIC COLORADO BUILDING 8, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Thomas Scheidt, its sole member

                                    TIC COLORADO BUILDING 10, LLC, a Delaware limited liability company


                                    By:
                                       -----------------------------------------
                                       Robert Dunn, its sole member


                                    By:
                                       -----------------------------------------
                                       Linda Dunn, its sole member

STATE OF TEXAS         )
                       ) ss:
COUNTY OF DALLAS       )

        On ____________, 200__, before me, _________________________(insert name of notary), personally appeared Gerald J. Reihsen, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


                                          --------------------------------------
                                          Notary Public (Signature)

                                                         [For Tenants in Common]

STATE OF ________________     )
                              ) ss:
COUNTY OF _______________     )

        On ____________, 200__, before me, _________________________(insert name of notary), personally appeared ______________________________ (insert name of tenant in common), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


                                          --------------------------------------
                                          Notary Public (Signature)


STATE OF ________________     )
                              ) ss:
COUNTY OF _______________     )

        On ____________, 200__, before me, _________________________(insert name of notary), personally appeared ______________________________ (insert name of tenant in common), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


                                          --------------------------------------
                                          Notary Public (Signature)

SCHEDULES

Schedule A     Tenants in Common


                                 EXHIBITS


Exhibit "A"    Tenants in Common and Percentage Interests

Exhibit "B"    Description of the Project

Exhibit "C"    Management Agreement

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                                   SCHEDULE A

                                TENANTS IN COMMON

TIC Colorado Building 2 LLC
TIC Colorado Building 3, LLC
TIC Colorado Building 4, LLC
TIC Colorado Building 5, LLC
TIC Colorado Building 6, LLC
TIC Colorado Building 7, LLC
TIC Colorado Building 8, LLC
TIC Colorado Building 10, LLC

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                                   EXHIBIT "A"

                   TENANTS IN COMMON AND PERCENTAGE INTERESTS

Tenant in Common                                        Percentage Interest
----------------                                        -------------------

Behringer Harvard Colorado Building H, LLC                   79.475165%

TIC Colorado Building 2, LLC                                 4.561126%

TIC Colorado Building 3, LLC                                 2.016129%

TIC Colorado Building 4, LLC                                 2.016129%

TIC Colorado Building 5, LLC                                 2.016129%

TIC Colorado Building 6, LLC                                 2.016129%

TIC Colorado Building 7, LLC                                 2.016129%

TIC Colorado Building 8, LLC                                 3.100806%

TIC Colorado Building 10, LLC                                2.782258%

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                                   EXHIBIT "B"

                           DESCRIPTION OF THE PROJECT


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                                   EXHIBIT "C"

                              MANAGEMENT AGREEMENT